STRUCTURED INVESTMENTS

                                                                MorganStanley
                                                                     SmithBarney

                                           Free Writing Prospectus
                                           Dated June 25, 2009
Client Strategy Guide: July 2009 Offerings Registration Statement No. 333-156423
                                           Filed Pursuant to Rule 433

                               [GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: July 2009 Offerings                                Page 2
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Table of Contents

Important Information Regarding Offering Documents                        page 3

Selected Features & Risk Disclosures                                      page 4

Structured Investments Spectrum                                           page 5

Core Offerings
Six Core Investments Offered Each Month

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                       Capital Protected Notes based on the S&P 500([R])
                       Index (SPX) by JPMorgan Chase & Co                 page 6
U.S. Equities          Buffered PLUS(SM) based on the S&P 500([R]) Index
                       (SPX) by Morgan Stanley                            page 7
                       Bull PLUS(SM) based on the S&P 500([R]) Index
                       (SPX) by Barclays Bank PLC                         page 8
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International Equities Buffered PLUS(SM) based on the iShares([R])
                       MSCI EAFE Index Fund (EFA) by Morgan Stanley       page 9
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Commodities            90% Capital Protected Commodity-Linked Notes
                       based on the Dow Jones-UBS Commodity Index(SM)
                       by Morgan Stanley                                 page 10
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Currencies             Currency-Linked Capital Protected Notes
                       based on a Global Currency Basket vs. the
                       U.S. Dollar by Morgan Stanley                     page 11
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Tactical Offerings
Actionable Themes in the Market Place

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                       Protected Absolute Return Barrier Notes based
                       on the S&P 500([R]) Index (SPX) by
                       Morgan Stanley                                    page 12
 U.S. Equities         Contingent Annual Income Certificates of Deposit
                       based on a Basket of 20 U.S. Equities by
                       HSBC Bank USA, N.A                                page 13
                       17% to 21% RevCons(SM) based on SPDR([R])
                       S&P([R]) Metals and Mining ETF (XME) by
                       Eksportfinans ASA                                 page 14
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                       Buffered Auto-callable Securities based the
                       iShares([R]) FTSE/Xinhua China 25
                       Index (FXI) by Morgan Stanley                     page 15
International          Bull PLUS(SM) based on the iShares([R]) MSCI
Equities               Emerging Markets Index Fund (EEM) by
                       Morgan Stanley                                    page 16
                       9.2% to 13.2% RevCons(SM) based on the
                       iShares([R]) MSCI Emerging Markets
                       Index Fund (EEM) by  Eksportfinans ASA            page 17
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Commodities            Buffered PLUS(SM) based on the S&P GSCI(TM)
                       Brent Crude Index -- Excess Return
                       by Morgan Stanley                                 page 18
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Currencies             Currency-Linked Capital Protected Notes
                       based on a BRIC Currency Basket vs.
                       the Morgan Stanley                                page 19
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Hybrid                 Global Recovery PLUS(SM) based on a Basket
                       of ETFs and Indices by Morgan Stanley             page 20
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Selected Risks & Considerations                                          page 21

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 3
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Important Information Regarding Offering Documents The products set forth in the following pages are intended as a general indication only of the Structured
Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings Each issuer has separately filed a registration statement (including a prospectus) with the
Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

[] For Registered Offerings            Morgan Stanley's CIK on the SEC
   Issued by Morgan Stanley:           web site is 0000895421

[] For Registered Offerings            Eksportfinans's CIK on the SEC
   Issued by Eksportfinans ASA:        web site is 0000700978

[] For Registered Offerings            Barclays Bank PLC's CIK on the
   Issued by Barclays Bank PLC:        SEC web site is 0000312070

[] For Registered Offerings Issued     JPMorgan's CIK on
   by  JPMorgan Chase & Co.:           the SEC web site is 0000019617

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Smith Barney
Financial Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 4
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Selected Features & Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies or interest rates
o    Minimum investment of $1,000; unless otherwise noted

Key Risks
An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer.
The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity.
Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected
Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured
Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc. , and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and
related risks.                                                         July 2009

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                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 5
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Structured Investments Spectrum

Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Protect Principal, Enhance Yield, Leverage Performance
and Access.

Protect Principal Investments combine the return of some or all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

> May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some or all principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

> May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full
downside exposure to the underlying asset in exchange for
enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

> May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the
performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

> May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 6
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Opportunities in U.S. Equities

Protect Principal   O Capital Protected Notes based on the S&P 500([R])
                    Index (SPX)
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                    o    Full principal protection at maturity, subject to
                         issuer's credit risk; investors may receive an
                         additional payment based on the performance of the
                         Strategy underlying asset, subject to the maximum
                         payment at maturity
Overview            o    May be appropriate for investors who have a moderately
                         bullish outlook on the underlying asset over the
                         investment term, but are concerned about potential
                         loss of principal
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                    o    Principal protection is available only at maturity and
                         is subject to issuer credit risk
Risk                o    Will yield no positive return if the underlying index
Considerations           does not appreciate
                    o    Does not provide for current income; no interest
                         payments
                    o    Appreciation potential is limited by the maximum
                         payment at maturity
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Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of JPMorgan Chase & Co. and all payments on the notes, including the repayment of principal, are subject to the credit risk of
JPMorgan Chase & Co.
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Issuer                   JPMorgan Chase & Co.
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Underlying               S&P 500([R]) Index (SPX)
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Maturity Date            July 31, 2014 (5 Years)
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Principal Protection     100% at maturity, subject to issuer's credit risk
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Participation Rate       100%
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                         The payment at maturity per $10 stated principal
Payment at Maturity      amount will equal:
Maturity.                $10 + Supplemental Redemption Amount, if any, subject
                         to the Maximum Payment at Maturity
                         In no event will the payment at maturity be less than
                         $10 or greater than the Maximum Payment at
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                         $10 x Index Percent Change x Participation Rate;
Supplemental Redemption  provided that the Supplemental Redemption Amount
Amount                   will not be less than $0 or greater than $5.00 to
                         $6.00 per note, to be determined on the pricing date.
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Maximum Payment at       $15.00 to $16.00 per note (150% to 160% of the stated
Maturity                 principal amount), to be determined on the pricing date
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Index Percent Change     (Final Index Value -- Initial Index Value) / Initial
                         Index Value
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Coupon                   None
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Listing                  The notes will not be listed on any securities
                         exchange.
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Issue Price              $10 per note
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Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
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(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 7
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Opportunities in U.S. Equities

Leverage Performance     O Buffered PLUS(SM) based on the S&P 500([R])
                           Index (SPX)
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                    o    Leveraged exposure to an underlying asset up to a cap,
                         with full downside exposure to the extent a decline in
Strategy                 the underlying asset exceeds the buffer amount at
Overview                 maturity
                    o    May be appropriate for investors who anticipate
                         moderate price appreciation and are willing to
                         exchange some upside exposure compared to a Bull PLUS,
                         either in the form of less leverage or a lower cap,
                         for limited protection against depreciation of the
                         underlying asset at maturity
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                    o    No principal protection
Risk                o    Full downside exposure to the underlying index beyond
Considerations           the buffer amount
                    o    Appreciation potential is limited to the maximum
                         payment at maturity
                    o    Does not provide for current income; no interest
                         payments
-------------------------------------------------------------------------------
Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance of the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing value of the asset has not declined below the specified buffer amount, an investor will receive the stated
principal amount or (ii) if the closing value of the asset is below the buffer amount, an investor will lose 1% for every 1% decline below the specified buffer amount, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley and all payments on the Buffered
PLUS are subject to the credit risk of Morgan Stanley
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Issuer                   Morgan Stanley
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Underlying               S&P 500([R]) Index (SPX)
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Maturity Date            July 27, 2011 (2 Years)
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Leverage Factor          200%
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Buffer Amount            10%
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Payment at Maturity      [] If the Final Index Value is greater than the Initial
                            Index Value:
                              o $10 + the Leveraged Upside Payment
                         In no event will the payment at maturity exceed the
                         Maximum Payment at Maturity.
                         [] If the Final Index Value is less than or equal to
                            the Initial Index Value but has decreased from the
                            Initial Index Value by an amount less than or equal
                            to the Buffer Amount of 10%:
                              o $10
                         [] If the Final Index Value is less than the Initial
                            Index Value and has decreased from the Initial Index
                            Value by an amount greater than the Buffer Amount
                            of 10%:
                              o ($10 x the Index Performance Factor) + $1.00
                              This amount will be less than par. However, under
                              no circumstances will the payment at maturity be
                              less than $1.00 per Buffered PLUS.
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Leveraged Upside Payment $10 x Leverage Factor x Index Percent Increase
--------------------------------------------------------------------------------
Index Percent Increase   (Final Index Value -- Initial Index Value) /
                         Initial Index Value
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Maximum Payment at       $12.63 to $13.13 per Buffered PLUS (126.3% to 131.3%
Maturity                 of the stated principal amount), to be determined
                         on the pricing date
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Minimum Payment at       $1.00 per Buffered PLUS (10% of the stated
Maturity                 principal amount)
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Index Performance Factor Final Index Value / Initial Index Value
--------------------------------------------------------------------------------
Issue Price              $10 per Buffered PLUS
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Listing                  The Buffered PLUS will not be listed on any securities
                         exchange.
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Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
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(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                                Page 8
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Opportunities in U.S. Equities

Leverage Performance     O Bull PLUS(SM) based on the S&P 500([R]) Index (SPX)
-------------------------------------------------------------------------------
                         o    Leveraged upside exposure within a range of price
                              performance and the same downside risk as a
Strategy                      direct investment with 1-for-1 downside exposure
Overview                 o    May be appropriate for investors anticipating
                              moderate appreciation on the S&P 500([R]) Index
                              and seeking enhanced returns within a range of
                              index performance, in exchange for a cap on the
                              maximum payment at maturity
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                         o    No principal protection
Risk                     o    Full downside exposure to the S&P 500([R]) Index
Considerations           o    Appreciation potential is limited to the maximum
                              payment at maturity
                         o    Does not provide for current income; no interest
                              payments
-------------------------------------------------------------------------------
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The
PLUS are senior unsecured debt obligations of Barclays Bank PLC and all payments on the PLUS are subject to the credit risk of Barclays Bank PLC.
--------------------------------------------------------------------------------
Issuer                   Barclays Bank PLC
--------------------------------------------------------------------------------
Underlying               S&P 500([R]) Index (SPX)
--------------------------------------------------------------------------------
Maturity Date            August 27, 2010 (13 Months)
--------------------------------------------------------------------------------
Leverage Factor          300%
--------------------------------------------------------------------------------
Leveraged Upside Payment $10 x Leverage Factor x Index Percent Increase
--------------------------------------------------------------------------------
Index Percent Increase   (Final Index Value - Initial Index Value) / Initial
                         Index Value
--------------------------------------------------------------------------------
Maximum Payment          $11.55 to $12.05 per PLUS (115.5% to 120.5% of the
at Maturity              stated principal amount), to be determined on the
                         pricing date
--------------------------------------------------------------------------------
                         []  If the Final Index Value is greater than the
                             Initial Index Value:
                                o $10 + Leveraged Upside Payment
                             In no event will the payment at maturity exceed the
                             Maximum Payment at Maturity.
Payment at Maturity      []  If the Final Index Value is less than or equal to
                             the Initial Index Value:
                                o $10 x Index Performance Factor
                             This amount will be less than or equal to the
                             stated principal amount of $10.
--------------------------------------------------------------------------------
Index Performance Factor Final Index Value / Initial Index Value
--------------------------------------------------------------------------------
Listing                  The PLUS will not be listed on any securities exchange.
--------------------------------------------------------------------------------
Issue Price              $10 per PLUS
--------------------------------------------------------------------------------

Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
--------------------------------------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                               Page 9
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Opportunities in International Equities

Leverage Performance O Buffered PLUS(SM) based on the iShares([R])
                       MSCI EAFE Index Fund (EFA)
--------------------------------------------------------------------------------
                         o    Leveraged exposure to an underlying asset up to a
                              cap, with full downside exposure to the extent a
Strategy                      decline in the underlying asset exceeds the
Overview                      buffer amount at maturity
                         o    May be appropriate for investors who anticipate
                              moderate price appreciation and are willing to
                              exchange some upside exposure compared to a Bull
                              PLUS, either in the form of less leverage or a
                              lower cap, for limited protection against
                              depreciation of the underlying asset at maturity
--------------------------------------------------------------------------------
                         o    No principal protection
                         o    Full downside exposure to the underlying index
Risk                          beyond the buffer amount
Considerations           o    Appreciation potential is limited to the maximum
                              payment at maturity
                         o    Does not provide for current income; no interest
                              payments
--------------------------------------------------------------------------------
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing price of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley
--------------------------------------------------------------------------------
Issuer                   Morgan Stanley
--------------------------------------------------------------------------------
Underlying               iShares([R]) MSCI EAFE Index Fund (EFA)
--------------------------------------------------------------------------------
Maturity Date            July 27, 2011 (2 Years)
--------------------------------------------------------------------------------
Leverage Factor          200%
--------------------------------------------------------------------------------
Buffer Amount            10%
--------------------------------------------------------------------------------
Payment at Maturity      []   If the Final Share Price is greater than the
                              Initial Share Price:
                                 o $10 + the Leveraged Upside Payment
                         In no event will the payment at maturity exceed the
                         Maximum Payment at Maturity.
                         []   If the Final Share Price is less than or equal to
                              the Initial Share Price but has decreased from the
                              Initial Share Price by an amount less than or
                              equal to the Buffer Amount of 10%:
                                 o $10
                         []   If the Final Share Price is less than the Initial
                              Share Price and has decreased from the Initial
                              Share Price by an amount greater than the Buffer
                              Amount of 10%:
                                 o ($10 x the Share Performance Factor) + $1.00
                         This amount will be less than par. However, under no
                         circumstances will the payment at maturity be less
                         than $1.00 per Buffered PLUS.
--------------------------------------------------------------------------------
Leveraged Upside Payment $10 x Leverage Factor x Share Percent Increase
--------------------------------------------------------------------------------
Share Percent Increase  (Final Share Price -- Initial Share Price) /
                         Initial Share Price
--------------------------------------------------------------------------------
Maximum Payment at       $13.37 to $13.87 per Buffered PLUS (133.7% to 138.7% of
Maturity                 the stated principal amount), to be determined
                         on the pricing date
--------------------------------------------------------------------------------
Minimum Payment at       $1.00 per Buffered PLUS (10% of the stated principal
Maturity                 amount)
--------------------------------------------------------------------------------
Share Performance Factor Final Share Price / Initial Share Price
--------------------------------------------------------------------------------
Issue Price              $10 per Buffered PLUS
--------------------------------------------------------------------------------
Listing                  The Buffered PLUS will not be listed on any securities
                         exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
--------------------------------------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

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                                                               MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: July 2009 Offerings                               Page 10
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Opportunities in Commodities

Protect Principal   O 90% Capital Protected Commodity-Linked Notes based on the
                      Dow Jones-UBS Commodity Index(SM)
--------------------------------------------------------------------------------
                         o    90% principal protection at maturity, subject to
                              issuer's credit risk; investors may receive an
                              additional payment based on the performance of
Strategy                      the underlying commodity index, subject to the
Overview                      maximum payment at maturity
                         o    May be appropriate for investors who have a
                              moderately bullish outlook on the underlying
                              commodity index over the investment term, but are
                              concerned about potential loss of principal
--------------------------------------------------------------------------------
                         o    90% principal protection is available only at
Risk                          maturity and is subject to issuer credit risk
Considerations           o    Will yield no positive return if the underlying
                              commodity index does not appreciate
                         o    Exposure concentrated in physical commodities
                         o    Does not provide for current income; no interest
                              payments
                         o    Appreciation potential is limited to the maximum
                              payment at maturity
--------------------------------------------------------------------------------
90% Capital Protected Commodity -Linked Notes offer investors the opportunity to receive at maturity an amount of cash that may be more or less than the stated principal amount based on the performance of certain commodities or commodity indices. Unlike ordinary debt securities, the notes do not pay interest and provide for a minimum payment amount of only 90% of the principal at maturity. Instead, the payment at maturity will be greater than the $1,000 stated principal amount per note if the final index value is greater than the initial index value, subject to a maximum payment amount, and less than the
$1,000 stated principal amount per note if the final index value is less than the initial index value, subject to the minimum payment amount. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the minimum payment amount, are subject to the credit risk of Morgan
Stanley.
--------------------------------------------------------------------------------
Issuer                   Morgan Stanley
--------------------------------------------------------------------------------
Underlying               Dow Jones-UBS Commodity Index(SM)
--------------------------------------------------------------------------------
Maturity Date            July 31, 2013 (4 Years)
--------------------------------------------------------------------------------
Principal Protection     90% at maturity, subject to issuer's credit risk
--------------------------------------------------------------------------------
Participation Rate       100%
--------------------------------------------------------------------------------
                         []   If the Final Index Value is greater than the
                              Initial Index Value,
                              o  $1,000 + Supplemental Redemption Amount
                         In no event will the payment at maturity exceed the
                         Maximum Payment at Maturity.
Payment at Maturity      []   If the Final Index Value is less than or equal to
                              the Initial Index Value,
                              o  $1,000 x (Final Index Value / Initial Index
                                 Value)
                         This amount will be less than the stated principal
                         amount of $1,000 unless the Final Index Value equals
                         the Initial Index Value. However, under no
                         circumstances will the payment at maturity be less than
                         the Minimum Payment at Maturity of $900 per note.
--------------------------------------------------------------------------------
                         $1,000 x Participation Rate x Commodity Percent Change;
Supplemental Redemption  provided that the Supplemental Redemption Amount will
Amount                   not be less than zero and will not be more than
                         $700 to $750, as determined on the pricing date.
--------------------------------------------------------------------------------
Maximum Payment at       $1,700 to $1,750 (170% to 175% of the stated principal
Maturity                 amount). The Maximum Payment at Maturity will
                         be determined on the pricing date.
--------------------------------------------------------------------------------
Minimum Payment at       $900 per note (90% of the stated principal amount)
Maturity
--------------------------------------------------------------------------------
Commodity Percent Change (Final Index Value -- Initial Index Value) / Initial
                         Index Value
--------------------------------------------------------------------------------
Coupon                   None
--------------------------------------------------------------------------------
Listing                  The notes will not be listed on any securities exchange.
--------------------------------------------------------------------------------
Issue Price              $1,000 per note
--------------------------------------------------------------------------------
Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
--------------------------------------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

p10

                                                               MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                              Page 11
--------------------------------------------------------------------------------
Opportunities in Currencies

Protect Principal   O  Currency-Linked Capital Protected Notes based on a Global
                       Currency Basket vs. the U.S. Dollar
--------------------------------------------------------------------------------
                         o    Full principal protection at maturity, subject to
                              issuer's credit risk; investors may receive an
                              additional payment based on the performance of
                              the underlying basket
Strategy                 o    The return on the notes will be based on the
Overview                      appreciation, if any, of a basket of nine
                              currencies relative to the U.S. dollar
                         o    May be appropriate for investors who have a
                              bullish outlook on the underlying basket over the
                              investment term, but are concerned about
                              potential loss of principal
--------------------------------------------------------------------------------
                         o    Principal protection is available only at maturity
                              and is subject to issuer credit risk
Risk                     o    Will yield no positive return if the underlying
Considerations                basket does not appreciate
                         o    Does not provide for current income; no interest
                              payments
                         o    Notes are subject to currency exchange risk
-------------------------------------------------------------------------------
Currency -Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                   Morgan Stanley
--------------------------------------------------------------------------------
                         The Basket will be composed of 70% equally-weighted
                         developed market currencies and 30% equally-weighted
                         emerging market currencies as follows:
                         -------------------------------------------------------------------------------------
                         70% Developed Market Currencies  Weighting  30% Emerging Market Currencies  Weighting
                         -------------------------------------------------------------------------------------
                         Australian dollar ("AUD")        11.6667%   Brazilian real ("BRL")          10.0000%
                         -------------------------------------------------------------------------------------
                         British pound ("GBP")            11.6667%   Chinese renminbi ("CNY")        10.0000%
                         -------------------------------------------------------------------------------------
Underlying Basket        Canadian dollar ("CAD")          11.6667%   Indian rupee ("INR")            10.0000%
                         -------------------------------------------------------------------------------------
                         Eurozone euro ("EUR")            11.6667%
                         -------------------------------------------------------------------------------------
                         Japanese yen ("JPY")             11.6667%
                         -------------------------------------------------------------------------------------
                         Swiss franc ("CHF")              11.6667%
--------------------------------------------------------------------------------------------------------------
Maturity Date            October 31, 2012 (3.25 Years)
--------------------------------------------------------------------------------
Principal Protection     100%, subject to issuer's credit risk
--------------------------------------------------------------------------------
Participation Rate       125% to 145%, to be determined on the pricing date
--------------------------------------------------------------------------------
Payment at Maturity      $1,000 + Supplemental Redemption Amount (if any)
--------------------------------------------------------------------------------
Supplemental Redemption  Amount $1,000 x Basket Performance x Participation
                         Rate; provided that the Supplemental Redemption Amount
                         will not be less than $0.
--------------------------------------------------------------------------------
Basket Performance       Sum of the currency performance values of each of the
                         basket currencies
--------------------------------------------------------------------------------
Currency Performance     With respect to AUD, EUR and GBP: (final exchange
                         rate / initial exchange rate) -- 1
                         With respect to BRL, CAD, CHF, CNY, INR and JPY:
                         (initial exchange rate / final exchange rate) -- 1
                         Under the terms of the note, a positive currency
                         performance means the basket currency has appreciated
                         relative to the U.S. dollar, while a negative currency
                         performance means the basket currency has depreciated
                         relative to the U.S. dollar.
--------------------------------------------------------------------------------
Currency Performance
Value                    Currency Performance x Weighting
--------------------------------------------------------------------------------
Coupon                   None
--------------------------------------------------------------------------------
Listing                  The notes will not be listed on any securities
                         exchange.
--------------------------------------------------------------------------------
Issue Price              $1,000 per note
--------------------------------------------------------------------------------
Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
--------------------------------------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

p11

                                                               MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: July 2009 Offerings                               Page 12
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Protect Principal   O    Protected Absolute Return Barrier Notes based on the
                         S&P 500([R]) Index (SPX)
--------------------------------------------------------------------------------
                         o    A market neutral strategy providing positive
                              returns within a predetermined band with full
Strategy                      principal protection at maturity, subject to the
Overview                      issuer's credit risk, that may be appropriate for
                              investors who are uncertain which way the market
                              will trade, but hold the view it will trade
                              within a specified range
--------------------------------------------------------------------------------
                         o    Principal protection is available only at
                              maturity and is subject to the issuer's credit
                              risk
                         o    Will yield no positive return if at any time, on
                              any day, the underlying asset trades outside a
                              predetermined band
Risk                     o    The specified range is wider on the upside than
Consideration                 on the downside and, accordingly, the maximum
                              potential payment on the notes is greater if the
                              underlying index appreciates than if the
                              underlying index depreciates
                         o    Because the lower limit of the specified range is
                              smaller than the upper limit, a decline in the
                              index may be more likely to move the index
                              outside of the index range
                         o    Does not provide for current income; no interest
                              payments
                         o    Appreciation potential is limited to the maximum
                              potential payment
--------------------------------------------------------------------------------
Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range at all times during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is wider on the upside than on the downside and, accordingly, the maximum potential payment on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
--------------------------------------------------------------------------------
Issuer                   Morgan Stanley
--------------------------------------------------------------------------------
Underlying               S&P 500([R]) Index (SPX)
--------------------------------------------------------------------------------
Maturity Date            July 27, 2011 (2 Years)
--------------------------------------------------------------------------------
Principal Protection     100% at maturity, subject to issuer's credit risk
--------------------------------------------------------------------------------
Participation Rate       100% of the absolute value of any appreciation or
                         depreciation of the Index, as long as the Index never
                         trades above or below the Index Range
--------------------------------------------------------------------------------
                         Any value of the Index that is:
Index Range              []   greater than or equal to   , which is the Initial
                              Index Value x 77.5% to 82.5%; and
                         []   less than or equal to    , which is the Initial
                              Index Value x 127.5% to 132.5%
--------------------------------------------------------------------------------
Maturity Redemption
Amount                   $10 plus Supplemental Redemption Amount (if any)
--------------------------------------------------------------------------------
                         []   If at all times during the Observation Period the
                              index value is within the Index Range: $10 times
                              the Absolute Index Return; or
Supplemental Redemption  []   If at any time on any day during the Observation
 Amount                       Period the index value is outside the Index
                              Range: $0
--------------------------------------------------------------------------------
                         []   If the Final Index Value increases from the Initial
                              Index Value: $12.75 to $13.25 per note (127.5% to
                              132.5% of the stated principal amount); or
Maximum Potential        []   If the Final Index Value decreases from the
Payment                       Initial Index Value: $11.75 to $12.25 per
                              note (117.5% to 122.5% of the stated principal
                              amount)
--------------------------------------------------------------------------------
Observation Period       The period of regular trading hours on each index
                         business day on which there is no market disruption
                         event with respect to the Index, beginning on, and
                         including, the index business day following the
                         pricing date and ending on, and including, the
                         valuation date.
--------------------------------------------------------------------------------
Valuation Date           July 22, 2011, subject to postponement for non-index
                         business days and certain market disruption events.
--------------------------------------------------------------------------------

Absolute Index Return    Absolute value of (Final Index Value -- Initial Index
                         Value) / Initial Index Value
--------------------------------------------------------------------------------
Coupon                   None
--------------------------------------------------------------------------------
Listing                  The notes will not be listed on any securities
                         exchange.
--------------------------------------------------------------------------------
Issue Price              $10 per note
--------------------------------------------------------------------------------
Expected Pricing Date(1) This offering is expected to close for ticketing on
                         Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure
and related risks.                                                     July 2009

p12

Client Strategy Guide: July 2009 Offerings                               Page 13
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Protect Principal             o    Contingent  Annual  Income   Certificates  of
                                   Deposit based on a Basket of 20 U.S. Equities

Strategy                           Overview o Full principal protection, at
                                   maturity, subject to applicable FDIC
                                   Insurance limits and the issuer's credit risk

                              o    May be appropriate for long-term investors
                                   who desire principal protection at maturity,
                                   but also seek exposure to a broad based
                                   basket of equities

Risk
Consideration                      o Principal protection is available only at
                                   maturity and is subject to applicable FDIC
                                   insurance limits and the issuer's credit risk

                              o    Appreciation potential for the performance of
                                   each  reference  issuer  is  limited  by  the
                                   maximum coupon rate

                              o    Any positive reference security performance
                                   by some reference issuers may be partially or
                                   wholly offset by the negative reference
                                   security performance of other reference
                                   issuers

                              o    Contingent annual coupon is variable and may
                                   be zero in some or all periods

The Contingent Annual Income CDs provide exposure to potential price appreciation of a basket of twenty publicly traded securities and if held to maturity 100% principal protection. The CDs offer an opportunity to receive an annual coupon based upon any positive reference security performances.

------------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                       HSBC Bank USA, N.A
------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Reference Basket  Lowe's Companies Inc.               LOW  Consumer Discretionary  Lockheed  Martin Corporat  LMT         Industrials
(Equally Weighted at 5.00%)
                           ---------------------------------------------------------------------------------------------------------------------------------
                             Amazon.com Inc.                     AMZN Consumer Discretionary  Union Pacific Corporation  UNP         Industrials
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Wal-Mart Stores, Inc.               WMT  Consumer Staples        Apple. Inc.                AAPL        Information Technology
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Phillip Morris International, Inc.  PM   Consumer Staples        Oracle Corporation         ORCL        Information Technology
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Chevron Corporation                 CVX  Energy                  Monsanto Company           MON         Materials
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Schlumberger Ltd                    SLB  Energy                  Freeport-McMoRan Copper &  FCXld, Inc. Materials
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             JPMorgan Chase & Co.                JPM  Financials              AT&T, Inc.                 T           Telecommunications
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Bank of New York Mellon Corp        BK   Financials              Verizon Communications, I  VZ.         Telecommunications
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Johnson & Johnson                   JNJ  Healthcare              FPL Group, Inc.            FPL         Utilities
------------------------------------------------------------------------------------------------------------------------------------------------------------
                             Gilead Sciences Inc                 GILD Healthcare              Entergy Corporation        ETR         Utilities
------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date              July 31, 2015 (6 Years)
--------------------------------------------------------------------------------
Redemption Proceeds at
   Maturity                Principal Amount + any Coupon Payment Amount due on
                           the Maturity Date
--------------------------------------------------------------------------------
Coupon Payment Amount      The Principal Amount  x  the Coupon Rate
--------------------------------------------------------------------------------
Coupon Rate                The Coupon Rate on each Coupon Payment Date will be
                           variable and will be equal to the greater of :

                           a) the sum of, for each Reference Security, the
                           product of the Reference Security Performance and the
                           related Reference Security Weighting and b) zero.
--------------------------------------------------------------------------------
Reference Security
  Performance              For each Reference Security and with respect to each
                           Coupon Valuation Date, the lesser of: (A) quotient of
                           (1) the Final Share Price - the Initial Share Price,
                           divided by (2) the Initial Share Price, and (B) the
                           Maximum Coupon Rate.

                           The Reference Security Performance of a Reference
                           Issuer may be negative as well as positive.
--------------------------------------------------------------------------------
Maximum Coupon Rate        10% to 15% (per Reference Security, to be determined
                           on the Pricing Date)
--------------------------------------------------------------------------------
Coupon                     Valuation Dates July 27, 2010, July 26, 2011, July
                           26, 2012, July 26, 2013, July 28, 2014 and July 28,
                           2015
--------------------------------------------------------------------------------
Coupon                     Payment Dates July 30, 2010, July 29, 2011, July 31,
                           2012, July 31, 2013, July 31, 2014 and July 31, 2015
--------------------------------------------------------------------------------
Issue Price                $1,000 per CD
--------------------------------------------------------------------------------
FDIC                       Insurance The Deposit Amount of a CD is insured by
                           the FDIC, subject to applicable FDIC insurance
                           limits. The FDIC takes the position that the Coupon
                           Payment Amount is generally not covered by its
                           insurance.
--------------------------------------------------------------------------------
Expected                   Pricing Date(1) This offering is expected to close
                           for ticketing on Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 14
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Enhance Yield                 o 17% to 21% RevCons(SM) based on the SPDR([R])
                              S&P([R]) Metals and Mining ETF (XME)

Strategy Overview             o    Relatively short-term yield enhancement
                                   strategy that offers above-market, fixed
                                   monthly coupons in exchange for no
                                   appreciation potential on the underlying
                                   shares and full downside exposure to the
                                   underlying shares

                              o    RevCons offer limited protection against a
                                   decline in the value of the underlying index
                                   at maturity, but only if the underlying
                                   shares do not close at or below a
                                   predetermined knock-in level on any trading
                                   day during the investment term

                              o    Monthly coupon is paid regardless of the
                                   underlying shares' performance

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index if the underlying shares close at or
                                   below the knock-in level on any trading day
                                   during the investment term

                              o    No participation in any appreciation of the
                                   underlying shares

                              o    If the underlying shares close at or below
                                   the specified knock-in level on any trading
                                   day during the investment term and close
                                   below the initial share price at maturity,
                                   the RevCons will redeem for underlying shares
                                   or the equivalent cash value, which will be
                                   less than the initial investment

Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange -traded fund at maturity if the closing price per share of the underlying exchange -traded fund trades at or below the knock-in level on any trading day from and including the trading day immediately following the pricing date up to and including the determination date and the closing price per share of the underlying exchange -traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof)
will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside.
Alternatively, if the closing price per share of the underlying exchange -traded fund never falls to or below the knock-in level, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying exchange -traded fund. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of
Eksportfinans ASA.

--------------------------------------------------------------------------------
Issuer                     Eksportfinans ASA
--------------------------------------------------------------------------------
Underlying Index           SPDR(R) S&P(R) Metals and Mining ETF (XME)
--------------------------------------------------------------------------------
Maturity                   January 15, 2010 (6 Months)
--------------------------------------------------------------------------------
Monthly                       Coupon 17% to 21% per annum, payable monthly
                              beginning August 15, 2009. The actual interest
                              rate will be determined on the pricing date.
--------------------------------------------------------------------------------
Redemption                    Amount The Redemption Amount payable for the
                              RevCons on the Maturity Date in respect of each
                              $1,000 stated principal amount will be:

                              o    if the closing price of the underlying shares
                                   has not been at or below the Knock-In Level
                                   on any Trading Day from and including the
                                   Trading Day immediately following the Pricing
                                   Date up to and including the Determination
                                   Date (the Knock-In Level Trigger), as
                                   determined by the calculation agent in its
                                   sole discretion, a cash payment of $1,000
                                   (i.e. 100% of the stated principal amount),
                                   or

                              o    if the Knock-In Level Trigger has occurred,
                                   (a) a cash payment of $1,000 (i.e. 100% of
                                   the stated principal amount) if the closing
                                   price of the underlying shares on the
                                   Determination Date is equal to or greater
                                   than the Initial Share Price, as determined
                                   by the calculation agent in its sole
                                   discretion, or (b) a number of underlying
                                   shares equal to the Share Redemption Amount
                                   (or, at our option, the cash value thereof)
                                   if the closing price of the underlying shares
                                   on the Determination Date is less than the
                                   Initial Share Price, in each case plus
                                   accrued but unpaid interest.

--------------------------------------------------------------------------------
Determination Date            12-Jan-10
--------------------------------------------------------------------------------
Knock-In Level                75%  of the Initial Share Price
--------------------------------------------------------------------------------
Share                         Redemption Amount The stated principal amount
                              divided by the Initial Share Price, subject to
                              adjustment for corporate events.
--------------------------------------------------------------------------------
Issue Price                   $1,000 per RevCons
--------------------------------------------------------------------------------
Listing                       The RevCons will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 10, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 15
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Enhance Yield                 o Buffered Auto-Callable Securities based on
                              iShares([R]) FTSE / Xinhua China 25 Index Fund
                              (FXI)

Strategy Overview             o    Opportunity to earn a relatively high fixed
                                   return if the closing price of the underlying
                                   shares is at all above the initial level on
                                   any of the specified determination dates

                              o    If the security is not redeemed on any early
                                   redemption date and at maturity the
                                   underlying is below the downside protection
                                   price, the investor has 1-for-1 downside
                                   exposure below the downside protection price
                                   and may lose up to 90% of their investment

Risk Considerations           o    No principal protection

                              o    Up to 90% of the stated principal amount at
                                   risk upon any depreciation in the underlying
                                   asset if the downside protection price is
                                   breached

                              o    Appreciation potential is limited to the
                                   specified fixed returns

                              o    Does not provide for current income; no
                                   interest payments

Auto-Callable Securities offer the opportunity for investors to earn a relatively high annualized fixed redemption amount if the closing price of the underlying shares is at all above the initial share price on any one of the specified determination dates. Investors must be comfortable with the risk of losing up to 90% of their principal and be willing to forgo interest payments and potential returns greater than the specified fixed returns. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying                    Shares of the iShares(R) FTSE / Xinhua China 25
                                Index Fund (FXI)
--------------------------------------------------------------------------------
Maturity Date                 August 9, 2011 (2 Years)
--------------------------------------------------------------------------------
Determination Dates           #1: August 2, 2010 #2: February 2, 2011 Final:
                                 August 2, 2011
--------------------------------------------------------------------------------
Early Redemption
  Cash Payment                If, on either of the first two determination
                              dates, the determination closing price is greater
                              than the Initial Share Price, the securities will
                              be automatically redeemed on the fifth business
                              day following the related determination date for
                              the respective cash payment as follows:

                              Determination Date   Early Redemption Cash Payment

                              1st                  $11.62 to $12.02

                              2nd                  $12.43 to $13.03

                              The actual Early Redemption Cash Payment will be
                              determined on the pricing date.
--------------------------------------------------------------------------------
Payment                       at Maturity If the securities have not previously
                              been redeemed, you will receive at maturity a cash
                              payment as follows:

                              If the Final Share Price is:

                              o    Greater than the Initial Share Price:

                                   o    $13.24 to $14.04 (as determined on the
                                        pricing date)

                              o    Less than or equal to the Initial Share Price
                                   but has decreased from the Initial Share
                                   Price by an amount less than or equal to the
                                   Buffer Amount of 10% of the Initial Share
                                   Price:

                                   o    $10 stated principal amount

                              o    Less than the Initial Share Price and has
                                   decreased from the Initial Share Price by an
                                   amount greater than the Buffer Amount of 10%
                                   of the Initial Share Price:

                                   o    $10 times the Index Performance Factor,
                                        plus $1.00

                              This payment may result in a loss of up to 90% of
                              your investment
--------------------------------------------------------------------------------
Buffer Amount                 10% of the Initial Share Price
--------------------------------------------------------------------------------
Index Performance Factor      Final Share Price / Initial Share Price
------------------------------------------------------------------------------
Issue Price                   $10 per Security
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 24, (2009.)

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 16
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Leverage Performance          o Bull PLUS(SM) based on the iShares([R]) MSCI
                              Emerging Markets Index Fund (EEM)

Strategy                      Overview o Leveraged upside exposure within a
                              range of price performance and the same downside
                              risk as a direct investment with 1-for-1 downside
                              exposure

                              o May be appropriate for investors anticipating
                              moderate appreciation on the iShares([R]) MSCI
                              Emerging Markets Index Fund and seeking enhanced
                              returns within a range of index performance, in
                              exchange for a cap on the maximum payment at
                              maturity

Risk Considerations           o No principal protection

                              o Full downside exposure to the iShares([R]) MSCI
                              Emerging Markets Index Fund

                              o Appreciation potential is limited to the maximum
                              payment at maturity

                              o Does not provide for current income; no interest
                              payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the
PLUS are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying                    iShares(R) MSCI Emerging Markets Index Fund (EEM)
--------------------------------------------------------------------------------
Maturity Date                 August 27, 2010 (13 Months)
--------------------------------------------------------------------------------
Leverage Factor               300%
--------------------------------------------------------------------------------
Leveraged Upside Payment      $10 x Leverage Factor x Share Percent Increase
--------------------------------------------------------------------------------
Share Percent Increase        (Final Share Price - Initial Share Price) /
                               Initial Share Price
--------------------------------------------------------------------------------
Maximum                       Payment at Maturity $12.87 to $13.37 per PLUS
                              (128.7% to 133.7% of the stated principal amount),
                              to be determined on the pricing date
--------------------------------------------------------------------------------
Payment at Maturity           o    If the Final Share Price is greater than the
                                   Initial Share Price:
                                   o    $10 + Leveraged Upside Payment
                                   In no event will the payment at maturity
                                   exceed the Maximum Payment at Maturity.
                              o    If the Final Share Price is less than or
                                   equal to the Initial Share Price: o $10 x
                                   Share Performance Factor This amount will be
                                   less than or equal to the stated principal
                                   amount of $10.
--------------------------------------------------------------------------------
Share Performance Factor      Final Share Price / Initial Share Price
--------------------------------------------------------------------------------
Listing                       The PLUS will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Issue Price                   $10 per PLUS
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report. July 2009

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: July 2009 Offerings                               Page 17
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Enhance Yield                 o    9.2% to 13.2% RevCons(SM) based on the
                                   iShares([R]) MSCI Emerging Markets Index Fund
                                   (EEM)

Strategy Overview             o    Relatively short-term yield enhancement
                                   strategy that offers above-market, fixed
                                   monthly coupons in exchange for no
                                   appreciation potential on the underlying
                                   shares and full downside exposure to the
                                   underlying shares

                              o    RevCons offer limited protection against a
                                   decline in the value of the underlying index
                                   at maturity, but only if the underlying
                                   shares do not close at or below a
                                   predetermined knock-in level on any trading
                                   day during the investment term

                              o    Monthly coupon is paid regardless of the
                                   underlying shares' performance

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index if the underlying shares close at or
                                   below the knock-in level on any trading day
                                   during the investment term

                              o    No participation in any appreciation of the
                                   underlying shares

                              o    If the underlying shares close at or below
                                   the specified knock-in level on any trading
                                   day during the investment term and close
                                   below the initial share price at maturity,
                                   the RevCons will redeem for underlying shares
                                   or the equivalent cash value, which will be
                                   less than the initial investment

Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying exchange -traded fund at maturity if the closing price per share of the underlying exchange -traded fund trades at or below the knock-in level on any trading day from and including the trading day immediately following the pricing date up to and including the determination date and the closing price per share of the underlying exchange -traded fund on the determination date is below the initial price. The value of these shares (or the cash value thereof)
will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside.
Alternatively, if the closing price per share of the underlying exchange -traded fund never falls to or below the knock-in level, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying exchange -traded fund. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of
Eksportfinans ASA.

--------------------------------------------------------------------------------
Issuer                        Eksportfinans ASA
--------------------------------------------------------------------------------
Underlying Index              iShares(R) MSCI Emerging Markets Index Fund (EEM)
--------------------------------------------------------------------------------
Maturity                      January 15, 2010 (6 Months)
--------------------------------------------------------------------------------
Monthly                       Coupon 9.2% to 13.2% per annum, payable monthly
                              beginning August 15, 2009. The actual interest
                              rate will be determined on the pricing date.
--------------------------------------------------------------------------------
Redemption                    Amount The Redemption Amount payable for the
                              RevCons on the Maturity Date in respect of each
                              $1,000 stated principal amount will be:

                              o    if the closing price of the underlying shares
                                   has not been at or below the Knock-In Level
                                   on any Trading Day from and including the
                                   Trading Day immediately following the Pricing
                                   Date to and including the Determination Date
                                   (the Knock-In Level Trigger), as determined
                                   by the calculation agent in its sole
                                   discretion, a cash payment of $1,000 (i.e.
                                   100% of the stated principal amount), or

                              o    if the Knock-In Level Trigger has occurred,
                                   (a) a cash payment of $1,000 (i.e. 100% of
                                   the stated principal amount) if the closing
                                   price of the underlying shares on the
                                   Determination Date is equal to or greater
                                   than the Initial Share Price, as determined
                                   by the calculation agent in its sole
                                   discretion, or (b) a number of underlying
                                   shares equal to the Share Redemption Amount
                                   (or, at our option, the cash value thereof)
                                   if the closing price of the underlying shares
                                   on the Determination Date is less than the
                                   Initial Share Price, in each case plus
                                   accrued but unpaid interest.
--------------------------------------------------------------------------------
Determination Date            12-Jan-10
--------------------------------------------------------------------------------
Knock-In Level                70% of the Initial Share Price
--------------------------------------------------------------------------------
Share                         Redemption Amount The stated principal amount
                              divided by the Initial Share Price, subject to
                              adjustment for corporate events.
--------------------------------------------------------------------------------
Issue Price                   $1,000 per RevCons
--------------------------------------------------------------------------------
Listing                       The RevCons will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 10, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 18
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Leverage Performance          o    Buffered PLUS(SM) based on the S&P GSCI(TM)
                                   Brent Crude Index -- Excess Return

Strategy Overview             o    Leveraged exposure to an underlying asset up
                                   to a cap, with full downside exposure to the
                                   extent a decline in the underlying asset
                                   exceeds the buffer amount at maturity

                              o    May be appropriate for investors who
                                   anticipate moderate price appreciation and
                                   are willing to exchange some upside exposure
                                   compared to a Bull PLUS, either in the form
                                   of less leverage or a lower cap, for limited
                                   protection against depreciation of the
                                   underlying asset at maturity

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   index beyond the buffer amount

                              o    Appreciation potential is limited to the
                                   maximum payment at maturity

                              o    Does not provide for current income; no
                                   interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured debt obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying                    S&P GSCITM Brent Crude Index - Excess Return
--------------------------------------------------------------------------------
Maturity Date                 July 29, 2011 (2 Years)
--------------------------------------------------------------------------------
Leverage Factor               200%
--------------------------------------------------------------------------------
Buffer Amount                 10%
--------------------------------------------------------------------------------
Payment at Maturity           o    If the Final Index Value is greater than the
                                   Initial Index Value:

                                   o    $1,000 + the Leveraged Upside Payment

                              In no event will the payment at maturity exceed
                              the Maximum Payment at Maturity.

                              o    If the Final Index Value is less than or
                                   equal to the Initial Index Value but has
                                   decreased from the Initial Index Value by an
                                   amount less than or equal to the Buffer
                                   Amount of 10%:

                                    o $1,000

                              o    If the Final Index Value is less than the
                                   Initial Index Value and has decreased from
                                   the Initial Index Value by an amount greater
                                   than the Buffer Amount of 10%:

                                   o    ($1,000 x the Index Performance Factor)
                                        + $100

                              This amount will be less than par. However, under
                              no circumstances will the payment at maturity be
                              less than $100 per Buffered PLUS.
--------------------------------------------------------------------------------
Leveraged Upside Payment      $1,000 x Leverage Factor x Index Percent Increase
--------------------------------------------------------------------------------
Index Percent Increase        (Final Index Value - Initial Index Value) /
                               Initial Index Value
--------------------------------------------------------------------------------
Maximum                       Payment at Maturity $1,450 to $1,500 per Buffered
                              PLUS (145% to 150% of the stated principal
                              amount), to be determined on the pricing date
--------------------------------------------------------------------------------
Minimum Payment at Maturity   $100 per Buffered PLUS (10% of the stated
                              principal amount)
--------------------------------------------------------------------------------
Index Performance Factor      Final Index Value / Initial Index Value
--------------------------------------------------------------------------------
Valuation Date                22-Jul-11
--------------------------------------------------------------------------------
Issue Price                   $1,000 per Buffered PLUS
--------------------------------------------------------------------------------
Listing                       The Buffered PLUS will not be listed on any
                              securities exchange.
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 24, 2009.
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 19
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Protect Principal             o    Currency-Linked Capital Protected Notes based
                                   on a BRIC Currency Basket vs. the U.S. Dollar

Strategy Overview             o    Full principal protection at maturity,
                                   subject to issuer's credit risk; investors
                                   may receive an additional payment based on
                                   the performance of the underlying basket

                              o    The return on the notes will be based on the
                                   appreciation, if any, of a basket of four
                                   currencies relative to the U.S. dollar

                              o    May be appropriate for investors who have a
                                   bullish outlook on the underlying basket over
                                   the investment term, but are concerned about
                                   potential loss of principal

Risk Considerations           o    Principal protection is available only at
                                   maturity and is subject to issuer credit risk

                              o    Will yield no positive return if the
                                   underlying basket does not appreciate

                              o    Does not provide for current income; no
                                   interest payments

                              o    Notes are subject to currency exchange risk

Currency -Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

--------------------------------------------------------------------------------
Issuer                        Morgan Stanley
--------------------------------------------------------------------------------
Underlying Basket             Brazilian real ("BRL")
(Equally-Weighted at 25%)     Russian ruble ("RUB")
                              Indian rupee ("INR")
                              Chinese renminbi ("CNY")
--------------------------------------------------------------------------------
Maturity Date                 October 31, 2011 (2.25 Years)
--------------------------------------------------------------------------------
Principal Protection          100%, subject to issuer`s credit risk
--------------------------------------------------------------------------------
Participation Rate            105% to 125%, to be determined on the pricing date
--------------------------------------------------------------------------------
Payment at Maturity           $1,000 + Supplemental Redemption Amount (if any)
--------------------------------------------------------------------------------
Supplemental Redemption
   Amount                     $1,000 x Basket Performance x Participation Rate;
                              provided that the Supplemental Redemption Amount
                              will not be less than $0.
--------------------------------------------------------------------------------
Basket Performance            Sum of the currency performance values of each of
                              the basket currencies
--------------------------------------------------------------------------------
Currency Performance          With respect to each of the basket currencies:
                              [(initial exchange rate / final exchange rate) -
                              1] x weighting
                              Under the terms of the notes, a positive currency
                              performance means the basket currency has
                              appreciated relative to the U.S. dollar, while a
                              negative currency performance means the basket
                              currency has depreciated relative to the U.S.
                              dollar.
--------------------------------------------------------------------------------
Currency Performance Value    Currency Performance x Weighting
--------------------------------------------------------------------------------
Exchange Rate                 With respect to each basket currency, the rate for
                              conversion of such basket currency into one U.S.
                              dollar.
--------------------------------------------------------------------------------
Valuation Date                October 20, 2011
--------------------------------------------------------------------------------
Coupon                        None
--------------------------------------------------------------------------------
Listing                       The notes will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Issue Price                   $1,000 per note
--------------------------------------------------------------------------------
Expected                      Pricing Date(1) This offering is expected to close
                              for ticketing on Friday - July 24, (2009.)
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 20
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------
Opportunities in U.S. Equities

Leverage Performance          o    Global Recovery PLUS(SM) based on a Basket of
                                   ETFs and Indices

Strategy Overview             o    Leveraged upside exposure within a range of
                                   price performance and the same downside risk
                                   as a direct investment with 1-for-1 downside
                                   exposure

                              o    May be appropriate for investors anticipating
                                   moderate appreciation on the underlying
                                   reference basket and seeking enhanced returns
                                   within a range of asset performance, in
                                   exchange for a cap on the maximum payment at
                                   maturity

Risk Considerations           o    No principal protection

                              o    Full downside exposure to the underlying
                                   reference basket

                              o    Appreciation potential is limited to the
                                   maximum payment at maturity

                              o    Does not provide for current income; no
                                   interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured debt obligations of Morgan Stanley and all payments on the
PLUS are subject to the credit risk of Morgan Stanley.

-----------------------------------------------------------------------------------------------------
Issuer                        Morgan Stanley
-----------------------------------------------------------------------------------------------------
Underlying Reference Basket   Component                                       Ticker     Weighting
                              iShares Russell 2000 Index Fund                 IWM        16.67%
                              Technology Select Sector SPDR Fund              XLK        16.67%
                              iShares MSCI Emerging Markets Index Fund        EEM        16.67%
                              iBoxx $ Liquid High Yield Index                 IBOXHY     15%
                              iBoxx $ Investment Grade Index                  IBOXIG     15%
                              iShares Dow Jones U.S. Real Estate Index Fund   IYR        10%
                              PowerShares DB Commodity Index Tracking Fund    DBC        10%
-----------------------------------------------------------------------------------------------------
Maturity Date                 January 27, 2011 (18 Months)
--------------------------------------------------------------------------------
Leverage Factor               200%
--------------------------------------------------------------------------------
Leveraged Upside Payment      $10 x Leverage Factor x Basket Percent Increase
--------------------------------------------------------------------------------
Basket Percent Increase       (Final Basket Value - Initial Basket Value) /
                              Initial Basket Value
--------------------------------------------------------------------------------
Maximum Payment at Maturity   $12.30 to $12.70 per PLUS (123% to 127% of the
                              stated principal amount), to be determined on the
                              pricing date
--------------------------------------------------------------------------------
Payment at Maturity           o    If the Final Basket Value is greater than the
                                   Initial Basket Value:

                                   o    $10 + Leveraged Upside Payment

                              In no event will the payment at maturity exceed
                              the Maximum Payment at Maturity.

                              o    If the Final Basket Value is less than or
                                   equal to the Initial Basket Value:

                                   o    $10 x Basket Performance Factor

                              This amount will be less than or equal to the
                              stated principal amount of $10
--------------------------------------------------------------------------------
Basket Performance Factor     Final Basket Value / Initial Basket Value
--------------------------------------------------------------------------------
Averaging Feature             The payment at maturity will be based on the
                              closing values of the Underlying Reference Basket
                              Components over the initial averaging dates (the
                              five consecutive days beginning on the pricing
                              date) and final averaging dates (the five
                              consecutive days up to the third trading day prior
                              to the Maturity Date).
--------------------------------------------------------------------------------
Listing                       The PLUS will not be listed on any securities
                              exchange.
--------------------------------------------------------------------------------
Issue Price                   $10 per PLUS
--------------------------------------------------------------------------------
Expected Pricing Date(1)      This offering is expected to close for ticketing
                              on Friday - July 24, (2009.)
--------------------------------------------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 21
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal
Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 22
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market -maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market -maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any CD offering, you can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the equity-linked
CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets,
Inc., and you should not regard it as a research report.

Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                       July 2009

Client Strategy Guide: July 2009 Offerings                               Page 23
                                                     Morgan Stanley Smith Barney
--------------------------------------------------------------------------------

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co.
Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
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                                                                       July 2009